UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 9, 2019

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Capital Market

Item 7.01. Regulation FD Disclosure.

On June 9, 2019, Provention Bio, Inc. (the “Company”) issued a press release announcing Phase 2 clinical trial results from patients with Stage 2 TlD (Teplizumab for Prevention of Type 1 Diabetes In Relatives “At-Risk”) conducted at TrialNet sites and sponsored by the National Institute of Diabetes and Digestive and Kidney Diseases, or NIDDK, part of the National Institutes of Health, or NIH and announced that it was hosting a conference call to discuss the trial results. A copy of the press release is attached hereto as Exhibit 99.1. The Company is using the slides attached hereto as Exhibit 99.2 in connection with the conference call.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events

On June 9, 2019, the Company announced results from a Phase 2 clinical trial in patients with Stage 2 T1D (Teplizumab for Prevention of Type 1 Diabetes In Relatives “At-Risk”) conducted at TrialNet sites and sponsored by the NIDDK, part of the National Institutes of Health, or NIH that were reported at the American Diabetes Association meeting in June 2019 and published in the New England Journal of Medicine. A total of 76 subjects were enrolled, 44 randomized to teplizumab and 32 to placebo. The data show that teplizumab significantly delayed the median onset of clinical diabetes from 24.4 months (placebo) to 48.4 months (teplizumab) (p=0.006). The safety profile in At-Risk subjects who received a single course of teplizumab was consistent with those from subjects with recent-onset clinical T1D who received two courses of the drug. Teplizumab is the first immune modulator therapy that has demonstrated an unequivocal delay the onset of clinical disease in T1D.

Stage 2: At-Risk Study

The At-Risk study was developed and conducted by Type 1 Diabetes TrialNet, funded by the National Institutes of Health, the American Diabetes Association, or the ADA, and the JDRF. The objective of the study was to determine whether treatment of at-risk subjects with teplizumab results in a delay or prevention of T1D. The primary endpoint was completed in 2018. The study was conducted in 18 sites in the United States, Canada and Germany.

Individuals over eight years of age with Stage 2 T1D (presence of at least two T1D autoantibodies and dysglycemia, who were non-diabetic relatives of T1D individuals) were randomized 1:1 to receive teplizumab or placebo. Dysglycemia was defined on oral glucose tolerance test (OGTT) as: (a) Fasting plasma glucose ≥ 110mg/dL, and <126mgdL, or (b) 2-hour plasma glucose ≥140mg/dL, and <200mg/dL, or (c) 30, 60, or 90-minute value on OGTT ≥200mg/dL.

The primary endpoint was the time from randomization to the clinical diagnosis of diabetes, using ADA criteria. Criteria for T1D onset are, based on glucose testing, or the presence of unequivocal hyperglycemia with acute metabolic decompensation (diabetic ketoacidosis). One of the following criteria must be met on two occasions as soon as possible but no less than one day apart for diabetes to be defined:

●	Symptoms of diabetes plus casual plasma glucose concentration > 200 mg/dL (11.1 mmol/l). Casual is defined as any time of day without regard to time since last meal. The classic symptoms of diabetes include polyuria, polydipsia, and unexplained weight loss.
●	Fasting plasma glucose ≥ 126 mg/dL (7 mmol/l). Fasting is defined as no caloric intake for at least 8 hours.
●	2-hour plasma glucose ≥ 200 mg/dL (11.1 mmol/l). The test should be performed using a glucose load containing the equivalent of 1.75g/kg body weight to a maximum of 75 g anhydrous glucose dissolved in water.

Teplizumab was administered over a 14-day course: 51 μg/m2, 103 μg/m2, 207 μg/m2, and 413 μg/m2 on study days 0–3, respectively, and 826 μg/m2 on each of study days four through 13. A total of 112 participants were screened and 76 were randomized, 44 to teplizumab and 32 to placebo. The baseline characteristics were balanced for age (median ~13-14 years of age), relationship to the relative with T1D, type of T1D autoantibodies and HbA1c.

Treatment with a single course of teplizumab delayed the time to T1D (see figure below): 19 of the 44 (43%) teplizumab-treated and 23 of the 32 (72%) placebo-treated participants were diagnosed with T1D. The annualized rates of T1D development were 14.9% and 35.9% per year, for the teplizumab and placebo groups, respectively. The median time to T1D was 24.4 months in the placebo and 48.4 months in the teplizumab groups (hazard ratio = 0.412 (95% CI: 0.216, 0.783) p=0.006 (2-sided)).

Time to T1D

In pre-specified analyses, the effects of teplizumab on the primary outcome based on baseline characteristics were evaluated. Participants without anti-ZnT8 antibodies showed a greater response to teplizumab compared to those with those who did not have the antibody. The presence of HLA-DR4 and absence of HLA-DR3 were associated with more robust responses to teplizumab, and the response to teplizumab was greater in participants whose C-peptide responses to the OGTT at baseline were below the median (1.75 nmol/L).

Teplizumab treatment was associated with few adverse events, described in the table below. Similar to previous studies with teplizumab in recent onset T1D patients, the lymphocyte count declined to a nadir on day 5 by 72.3% (IQR 82.1, 68.4%)(p<0.0001)(Fig. 2A). Fifteen (34.1%) of the grade 3 events in the teplizumab group involved lymphopenia during the first 30 days after study drug administration. The lymphocyte counts recovered quickly: Lymphopenia resolved in all participants by day 45 except in one, whose counts returned on day 105. A spontaneously resolving rash, as previously noted, occurred in 36% of drug treated participants. The rates of infection were similar in the two treatment arms.

Adverse Events Possibly, Probably or Definitely Related to Study Drug

Adverse Effect Category	Teplizumab		Placebo
	No. of Events	No. of Subjects (%)	No. of Events	No. of Subjects (%)
Blood/Bone Marrow***	45	33 (75)	2	2 (6.2)
Dermatology/Skin***	17	16 (36.4)	1	1 (3.1)
Pain	11	5 (11.4)	5	3 (9.4)
Infection	8	5 (11.4)	5	3 (9.4)
Gastrointestinal	5	4 (9.1)	3	3 (9.4)
Metabolic/Laboratory	7	4 (9.1)	2	2 (6.2)
Pulmonary/Upper Respiratory	6	4 (9.1	0	0 (0)
Constitutional Symptoms	3	2 (4.5)	0	0 (0)
Allergy/Immunology	2	2 (4.5)	0	0 (0)
Cardiac General	1	1 (2.3)	1	1 (3.1)
Endocrine	0	0 (0)	2	2 (6.2)
Vascular	1	1 (2.3)	1	1 (3.1)
Neurology	1	1 (2.3)	0	0 (0)
Ocular/Visual	1	1 (2.3)	0	0 (0)
Musculoskeletal/Soft Tissue	2	1 (2.3)	0	0 (0)
Hepatobiliary/Pancreas	0	0 (0)	1	1 (3.1)
Syndromes	1	1 (2.3)	0	0 (0)
Hemorrhage/Bleeding	1	1 (2.3)	0	0 (0)
Total Events and Subjects	112	44 (100)	23	32 (100)

*** p < 0.001 Teplizumab vs placebo

Anti-CD3 mAb treatment has been associated with Epstein Barr virus, or EBV, reactivation. At entry, 30 participants (39%) (16 teplizumab and 14 placebo) had antibodies against EBV. At weeks 3-6 after study drug treatment, there was quantifiable EBV DNA in whole blood in eight of the seropositive participants – all in the teplizumab group, one of whom had symptoms of pharyngitis, rhinorrhea, and cough on day 38. In these participants, the EBV DNA levels were below the level of quantification between day 43 and 134 (average 77 days). At entry, 17 participants (ten teplizumab and seven placebo) had antibodies against cytomegalovirus, or CMV. One teplizumab participant, who was CMV seropositive, had detectable levels of CMV DNA at day 20 that was undetectable by day 42.

These results demonstrate that a single course of teplizumab significantly delayed the progression to clinical T1D in high risk Stage 2 non-diabetic relatives who had at least two autoantibodies and dysglycemia. The median delay in the diagnosis of diabetes was approximately two years, and at the conclusion of the trial, the frequency of diabetes-free individuals was double in the drug (57%) vs placebo-treated subjects (28%). The relatively rapid rate of progression to clinical diabetes in the placebo group reflects the very high risk of these individuals and reflects the inevitability of progression from Stage 2 to Stage 3 disease, when two or more autoantibodies and dysglycemia are found, consistent with observations of high rates of beta cell killing in these individuals. The rapid development of clinical T1D may reflect the enrichment of pediatric participants (72.4%) in whom the rate of progression is rapid.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. June 9, 2019

99.2	Presentation of Provention Bio, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: June 10, 2019	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer